Exhibit 99.1
CERNER EXECUTIVE EMPLOYMENT AGREEMENT
This Cerner Executive Employment Agreement describes the formal employment relationship between Neal L. Patterson (“you”/“your”) and Cerner Corporation, a Delaware corporation (“Cerner”). This Agreement is effective on the 10th day of November, 2005 (the “Effective Date”).
RECITALS
A.	You were one of the three (3) founders of Cerner and have been employed by Cerner since its inception on January 4, 1980. You have been its leader since the inception of the company, driving most of its strategic direction. You own a substantial amount of shares of Cerner’s capital stock.

B.	You previously were a party to employment agreements with Cerner, but the most recent employment agreement lapsed on December 31, 1992. Since that time, you have been an “at will” employee of Cerner.

C.	You and Cerner wish to set forth the terms and conditions on which you will continue to be employed by Cerner as its Chief Executive Officer.

D.	In consideration for your continuing employment with Cerner, the mid-year adjustments of your base salary, bonus and equity incentive plan participation, the potential severance payments and potential acceleration of the vesting of outstanding equity incentive awards described herein, and the potential benefits to you in the event of a Change in Control (as defined herein), and other good and valuable consideration, the receipt and sufficiency of which you and Cerner hereby acknowledge, you and Cerner hereby agree to the following terms and conditions.

1.	EMPLOYMENT RELATIONSHIP.
A.	Type. To the extent permitted by law, your employment relationship with Cerner is “at will,” which means that you may resign from Cerner at any time, for any reason, or for no reason at all, and without advance notice (except as described below). It also means that Cerner may terminate your employment at any time, for any legally permitted reason, or for no reason at all, and without advance notice, subject to Cerner’s potential obligations to you under Paragraph 1(E) below.

B.	Compensation. You will be paid a base salary, specified use of Cerner’s airplane and you may receive a bonus, all as determined by the Board of Directors from time to time. You will be entitled to receive the benefits generally provided to other Cerner Associates, and such other benefits as determined by the Board of Directors from time to time. In addition, Cerner shall reimburse you for your reasonable travel, meals, entertainment, and other similar expenses reasonably incurred in the performance of your duties, as long as such expenses are accompanied by valid receipts and any other documentation required pursuant to

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any applicable Cerner policy. The Board of Directors will have the ability to review the expenses presented, and any expenses that are reasonably rejected by the Board of Directors shall be reimbursed by you to Cerner.

C.	Duties. You will be employed as Cerner’s Chief Executive Officer and Chairman of the Board of Directors to perform the duties and responsibilities normally attendant with such positions and as assigned to you from time to time by the Board of Directors. You shall report directly to the Board of Directors. You will not be precluded from engaging in other business activities outside normal business hours so long as other such business activities do not detract from your activities on behalf of Cerner.

D.	Resignation and Termination. Cerner may terminate your employment (i) at any time with or without Cause, or (ii) upon your Disability. Your employment with Cerner shall be deemed automatically terminated upon your death. You may resign your employment with Cerner at any time. You agree to give Cerner written notice of your intention to resign from employment at least thirty (30) days prior to the last day you intend to work at Cerner. You also agree to report to Cerner the identity of your new employer (if any) and the nature of your proposed duties for that employer. Cerner, however, reserves the right either to accelerate your intended effective termination date to an earlier actual date or to allow your intended effective termination date to stand. Upon your resignation or the termination of your employment, you agree to promptly execute a Termination Statement in the form of Attachment I and, if you are entitled to any severance payments or benefits described in Paragraph 1(E) below, a written severance agreement containing normal and customary provisions, including but not limited to, a release releasing Cerner from any claims against Cerner related to your employment with Cerner that you might have at the time of or following the termination of your employment, and reasonable and customary representations and warranties.

If you resign with fewer than thirty (30) days’ notice, or if you actually leave Cerner’s employ prior to expiration of the notice period and without the permission of Cerner, then you agree that (to the extent permitted by law) no vacation pay, base salary or other compensation otherwise due or accruing in accordance with Cerner policies, from the date of your resignation notice until the time of your approved effective termination date, will be owed or paid to you by Cerner.

E.	Severance Payments. If Cerner terminates your employment without Cause (as defined herein), Cerner will pay you severance pay equal to the sum of (i) three (3) years’ base salary (based on your annual base salary at the time of the termination), plus (ii) three (3) times the average annual cash bonus you received from Cerner during the three (3) years preceding the termination of your employment, less normal tax and payroll deductions. Such severance pay will be payable pro rata during the three (3) year severance term on Cerner’s regular

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paydays. Cerner may, at its sole option, instead pay you the entire amount of such severance pay in one lump-sum payment. Also in the event Cerner terminates your employment without Cause, (i) for three (3) years following the termination of your employment without Cause, Cerner will continue to provide you the health, vision and dental insurance benefits provided to you by Cerner immediately prior to the termination of your employment, and (ii) all of the equity incentive awards granted to you under any Cerner equity incentive plans after the date hereof that would have vested based on the passage of time during the three (3) year period following the date of your termination had you not been terminated without Cause, shall immediately vest.

If there is a Change in Control (as defined herein) of Cerner, and either (i) your employment with Cerner is terminated without Cause within twelve (12) months following the date the Change in Control becomes effective, or (ii) you resign your employment with Good Reason (as defined herein) within twelve (12) months after the date the Change in Control becomes effective, then Cerner will pay you severance pay equal to the sum of (a) three (3) years’ base salary (based on your annual base salary at the time of the termination or resignation), plus (b) three (3) times the average annual cash bonus you received from Cerner during the three (3) years preceding such termination or resignation, less normal tax and payroll deductions. Such severance payments will be payable pro rata during three (3) year severance term on Cerner’s regular paydays. Cerner may, at its sole option, instead pay you the entire amount of such severance pay in one lump-sum payment. Cerner will also provide you, for a period of three (3) years following such termination or resignation of your employment, the health, vision and dental insurance benefits provided to you by Cerner immediately prior to such termination or resignation of your employment. In addition, following a Change in Control, 50% of each equity incentive award granted to you under any Cerner equity incentive plans after June 1, 2005 and prior to the date the Change in Control becomes effective that has not yet vested will become vested on the date the Change in Control becomes effective. The remaining 50% of each such equity incentive award that has not yet vested will continue to vest according to its vesting schedule, unless your employment is terminated without Cause or you resign with Good Reason within twelve (12) months following the date the Change in Control becomes effective, in which case 100% of all equity incentive awards made after June 1, 2005 will become fully vested upon the effective date of such termination or resignation.

Notwithstanding anything to the contrary in this Agreement, if you breach any provision in Paragraph 2, 3, 4 or 6 of this Agreement following the termination of your employment with Cerner, Cerner’s obligation, if applicable, to deliver severance payments and benefits to you under this Paragraph 1(E), and the vesting of any equity incentive awards described in this Paragraph 1(E), will cease immediately, you will reimburse Cerner the amount of severance payments delivered to you by Cerner prior to such breach by you, and you will forfeit to Cerner all equity incentive awards (or the proceeds of exercised awards) that

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vested based on or after such termination of your employment and prior to your breach.

Because the severance payments described in this Paragraph 1(E) may be covered by the Employee Retirement Income Security Act of 1974, as amended, the Claims Review Procedures attached hereto at Attachment II may apply.

In the event Cerner terminates your employment with Cause or as a result of your Disability, in the event of your death, or if you resign your employment (other than for Good Reason within twelve (12) months following a Change in Control), Cerner will owe you no further compensation or benefits, and (except as may be otherwise specifically provided in the applicable equity incentive plan or grant) your equity incentive awards will cease vesting on the date of such termination, death or resignation.
2.	AGREEMENT NOT TO DISCLOSE OR TO USE CONFIDENTIAL INFORMATION.

You agree that you will forever maintain the confidentiality of Confidential Information. You will never disclose Confidential Information except to persons who have both the right and need to know it, and then only for the purpose and in the course of performing Cerner duties, or of permitting or assisting in the authorized use of Cerner solutions and services. In the event your employment with Cerner terminates (voluntarily or involuntarily), you will promptly deliver to Cerner all Confidential Information, including any Confidential Information on any laptop, computer or other communication equipment used by you during your employment with Cerner.

The above statement includes an agreement to abide by Cerner’s internal security and privacy policies as well as all client security and privacy policies that are relevant to your job position. As Chief Executive Officer and Chairman of the Board of Directors of a healthcare information technology provider, you may have access to confidential patient information, which may be protected by federal, state and/or local laws. You agree to maintain the confidentiality of all such confidential patient information, including but not limited to health, medical, financial or personal information, in any form, and you agree not to use any such information in any manner other than as expressly permitted by all applicable rules and regulations.

You are aware that Cerner does not expect nor does it want you to disclose trade secrets or other confidential information of any of your former employers, and you acknowledge that it is your responsibility not to disclose to Cerner any information in the nature of a trade secret which would violate your legal obligation to others.

3.	NEW SOLUTIONS AND IDEAS.

In consideration for your continuing employment with Cerner, the mid-year adjustments of your base salary, bonus and equity incentive plan participation, the potential severance payments and potential acceleration of the vesting of outstanding equity incentive awards

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described herein, and the potential benefits to you in the event of a Change in Control of Cerner (the sufficiency of such consideration you hereby acknowledge), you agree and hereby assign and transfer to Cerner, without further consideration, your entire right, title and interest in and to all such New Solutions and Ideas including any patents, copyrights, trade secrets and other proprietary rights in the same that you may have developed, authored or conceived, in whole or in part, prior to the Effective Date, or that you may develop, author or conceive, in whole or in part, on or after the Effective Date. You waive any and all moral rights and similar rights of copyright holders in other countries, including but not limited to rights of attribution and integrity, which you would otherwise have in any New Solutions and Ideas.

In furtherance of this Agreement, you agree to execute promptly, at Cerner’s expense, a written assignment of title to Cerner, and all letters (and applications for letters) of patent and copyright, in all countries, for any New Solutions or Ideas required to be assigned by this Agreement. You also agree to assist Cerner or its nominee in every reasonable way (at Cerner’s request and expense, but at no charge to Cerner), both during and after your time of employment at Cerner, in vesting and defending title to the New Solutions and Ideas in and for Cerner, in any and all countries, including the attainment and preservation of patents, copyrights, trade secrets and other proprietary rights.

This Paragraph does not apply to your New Solutions and Ideas which do not relate directly or indirectly to the business of Cerner, and which are developed entirely on your own time.

4.	NON-COMPETITION AND NON-SOLICITATION.

In consideration for your continuing employment with Cerner, the mid-year adjustments of your base salary, bonus and equity incentive plan participation, the potential severance payments and potential acceleration of the vesting of outstanding equity incentive awards described herein, and the potential benefits to be provided to you in the event of a Change in Control of Cerner (the sufficiency of such consideration you hereby acknowledge), during the term of this Agreement and for a period of two (2) years after the voluntary or involuntary termination of your employment with Cerner (with or without Cause or Good Reason, as defined herein):
A.	You will tell any prospective new employer, prior to accepting employment that this Agreement exists.

B.	You will not, directly or indirectly for yourself or for any other person, entity or organization, provide services directly or indirectly of a type similar to those related to or involved with your employment at Cerner to any Conflicting Organization (i) in the United States, or (ii) in any country in which Cerner has a business interest. However, you may accept employment with a large Conflicting Organization whose business is diversified, but only with respect to the portion of such Conflicting Organization’s business that does not involve and is not related to a Conflicting Solution.

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C.	Notwithstanding the foregoing, nothing contained in this Paragraph 4 shall prohibit you (after your termination of employment with Cerner) from taking a position with a general consulting organization whose only Conflicting Solution is the provision of consulting services to the healthcare industry, so long as you personally do not thereby provide or assist in providing consulting services to a Client with respect to any Cerner solution, product, process or service or any Conflicting Solution or to any Client upon which you called or whose account you supervised, directly or indirectly, on behalf of Cerner at any time during the last three (3) years of your employment by Cerner.

D.	You agree not, directly or indirectly on behalf of yourself or on behalf of any other person, entity or organization, to employ, solicit for employment, or otherwise seek to employ or retain any Cerner Associate, or in any way assist or facilitate any such employment, solicitation or retention effort.
You have carefully read and considered the provisions of this Paragraph 4 and agree that (i) the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of Cerner’s interests, and (ii) your experience, capabilities and personal assets are such that the restrictive provisions of this Paragraph 4 would not deprive you from either earning a livelihood in the unrestricted business activities that remain open to you or from otherwise adequately supporting yourself and your family.

5.	PUBLICITY RELEASE.

You consent to the use of your name, voice and picture (including but not limited to use in still photographs, videotape and film formats, and both during and after your period of employment at Cerner) for advertising, promotional, public relations, and other business purposes (including its and their use in newspapers, brochures, magazines, journals and films or videotapes) by Cerner.

6.	CERNER PROPERTY.

You understand that you may be assigned various items of Cerner property and equipment to help you carry out your Cerner responsibilities, including but not limited to keys, credit cards, access cards, Confidential Information, laptops, computer related and other office equipment, wireless telephone, pagers and/or other computer or communication devices (“Cerner Property”). When such Cerner Property is issued, you will formally acknowledge receipt of it when requested to do so and will take all reasonable precautions and actions necessary to safeguard and maintain it in normal operating condition. You further agree to accept financial responsibility for damage or wear to the Cerner Property you are issued beyond that associated with normal business use. You will notify Cerner immediately of any such damage or loss. If your employment with Cerner terminates (for any reason), you will immediately return to Cerner all Cerner Property which you have been issued or which otherwise belongs to Cerner. You understand that Cerner’s vacation policy states that upon termination, for whatever reason, vacation pay will be paid out, if paid out at all, in accordance with the

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policy only after Cerner has received all Cerner Property issued to you or then in your possession. You agree to reimburse Cerner for any attorneys’ fees and other collection charges incurred by Cerner in the event it becomes necessary to file a replevin or other legal action to recover the Cerner Property from you.

7.	SYSTEMS AND PHYSICAL SECURITY.

You understand the importance of both systems and physical security to the daily operations of Cerner and to the protection of business information. You will, therefore, comply with and assist in the vigorous enforcement of all policies, practices, and procedures which may be developed to ensure the integrity of Cerner systems and facilities.

8.	REMEDIES.

By signing this Agreement, you agree that the promises you have made in it are of a special nature, and that any breach, violation or evasion by you of the terms of this Agreement will result in immediate and irreparable harm to Cerner. It will also cause damage to Cerner in amounts difficult to ascertain. Accordingly, Cerner shall be entitled to the remedies of injunction and specific performance, as well as to all other legal and equitable remedies which may be available to Cerner. You and Cerner hereby waive the posting of any bond or surety required prior to the issuance of an injunction hereunder. However, in the event that a court refuses to honor the waiver of bond, you and Cerner agree to a bond of $500. In addition, unless otherwise prohibited by law, you and Cerner waive the award of consequential and/or punitive damages in any action related to this Agreement or your employment with Cerner.

9.	INDEMNIFICATION.

You agree to indemnify, defend and hold Cerner harmless from and against any damages (including reasonable attorneys’ fees), liability, actions, suits or other claims arising out of your breach of this Agreement. Cerner agrees to indemnify, defend and hold you harmless from and against any damages (including reasonable attorneys’ fees), liability, actions, suits or other claims arising out of Cerner’s breach of this Agreement.

10.	MODIFICATION.

This Agreement may not be modified in any respect, except by a written agreement executed by you and Cerner. However, (a) Cerner may from time to time publish and adopt supplementary policies with respect to the subject matter of this Agreement, and you agree that such supplementary policies shall be binding upon you; and (b) Cerner may modify this Agreement from time to time without your consent if Cerner’s legal counsel deems doing so to be advisable to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and you agree that any such modifications shall be binding upon you.

11.	NOTICES.

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Any notice required or permitted to be given pursuant to the terms of the Agreement shall be sufficient if given in writing and if personally delivered by receipted hand delivery to you or to Cerner, or if deposited in the United States mail, postage prepaid, first class or certified mail, to you at your residence address or to Cerner’s corporate headquarters address or to such other addresses as each party may give the other party notice in accordance with this Agreement.

12.	TERM OF THIS AGREEMENT.

This Agreement begins as noted above and will continue in perpetuity, even though you are an at-will employee and your employment can be terminated by you or by Cerner as described elsewhere herein. Notwithstanding the termination of the employment relationship underlying this Agreement, the rights and obligations set forth in this Agreement with respect to both parties shall survive such termination as necessary to permit the intent of the provisions to be carried out.

13.	GOVERNING LAW; JURISDICTION AND LEGAL FEES.

This Agreement will be governed by, construed, interpreted, and its validity determined, under the laws of the State of Missouri, without regard to its conflict of law principles. You and Cerner each hereby irrevocably and unconditionally submit to the nonexclusive jurisdiction of any Missouri state court or federal court of the United States of America sitting in Kansas City, Missouri and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement. You and Cerner agree and acknowledge that venue in any such court is proper. In any such action or proceeding, the non-prevailing party shall pay the reasonable attorneys’ fees and costs of the prevailing party.

14.	SEVERABILITY.

If any provision of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to eliminate the otherwise unenforceable provision, and the rest of this Agreement will remain valid and enforceable. In the event that any provisions of Paragraphs 2, 3, or 4 of this Agreement relating to time period and/or areas of restrictions shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become and thereafter be the maximum time period and/or areas that such court deems reasonable and enforceable.

15.	ENTIRE AGREEMENT AND PRIOR AGREEMENTS.

You hereby acknowledge receipt of a signed counterpart of this Agreement and acknowledge that it is your entire agreement with Cerner concerning the subject matter. This Agreement cancels, terminates and supersedes any of your previous oral or written understandings or agreements with Cerner or with any director, officer or representative of Cerner with respect to your employment with Cerner.

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16.	SUCCESSORS.

This Agreement shall be binding upon Cerner’s successors and assigns. This Agreement shall also be binding upon your heirs, spouse, assigns and legal representatives. You, however, agree that you may not delegate the performance of any of your obligations or duties hereunder, or assign any rights hereunder, without the prior written consent of Cerner. Any such reported delegation or assignment in the absence of any such written consent shall be void. Cerner may assign this Agreement to the acquiring entity in a Change of Control transaction without your consent.

This Employment Agreement is executed this 10th day of November, 2005.

/s/ Neal L. Patterson

Neal L. Patterson

Cerner Corporation

By:	/s/ Julia M. Wilson

Julia M. Wilson
Vice President and Chief People Officer

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APPENDIX A
DEFINITION OF TERMS
ASSOCIATE means a Cerner employee.
CAUSE means your material breach of this Agreement, fraud against Cerner, misappropriation of Cerner’s assets, embezzlement from Cerner, theft from Cerner, material neglect of your duties and responsibilities hereunder, your arrest and indictment for a crime involving drug abuse, violence, dishonesty or theft, or your taking any action or omitting to take any action that results in a violation of the Sarbanes-Oxley Act of 2002, or any related statutes, laws or regulations.
CERNER CORPORATION and CERNER mean Cerner Corporation, a Delaware corporation. The terms also cover all of Cerner Corporation’s parent, subsidiary and affiliate corporations and business enterprises, both presently existing and subsequently created or acquired. Such affiliate corporation may be directly or indirectly controlled by Cerner or related to Cerner by equity ownership.
CLIENT means any actual or potential customer or licensee of Cerner.
CHANGE IN CONTROL means:
(i)	The acquisition by any individual, entity or group (a “Person”) within the meaning of Section 12(d)(3) or 13(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either: (A) the then outstanding shares of common stock of Cerner (the “Outstanding Cerner Common Stock”), or (B) the combined voting power of the then outstanding voting securities of Cerner entitled to vote generally in the election of directors (the “Outstanding Cerner Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (X) any acquisition directly from Cerner, (Y) any acquisition by Cerner, or (Z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Cerner or any corporation controlled by Cerner; or

(ii)	Individuals who, as of the date hereof, constitute the Cerner Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Cerner’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Cerner ( a “Business Combination”), in each case, unless, following such Business Combination, (A), all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Cerner Common Stock and Outstanding Cerner Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of Cerner resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Cerner or all or substantially all of Cerner’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Cerner Common Stock and Outstanding Cerner Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Cerner or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of Cerner resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of Cerner resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or

(iv)	Approval by the shareholders of Cerner of a complete liquidation or dissolution of Cerner.
CONFIDENTIAL INFORMATION means Cerner, Client and Supplier trade secrets, and Cerner, Cerner Associate, Client and Supplier information which is not generally known, and is proprietary or confidential to Cerner, Clients or Suppliers. It includes, but is not limited to, research, design, development, installation, purchasing, accounting, marketing, selling, servicing, finance, business systems, business practices, documentation, methodology, procedures, manuals (both internal and user), program listings, computer programs and software in source code, object or other form, working papers, Client and Supplier lists, marketing and sales materials not otherwise available to the general public, sales activity information, compensation plans, your personal compensation or performance evaluations (specifically, no Associate may disclose Cerner compensation structures or bonus programs with Conflicting Organizations, in addition, Associates in supervisory or managerial roles may not disclose their personal compensation or their performance evaluations with anyone other than their manager or with Cerner Human Resources), patient information and other client-related data, and all other non-public information of Cerner and its Associates, Clients and Suppliers. CONFIDENTIAL INFORMATION shall not include any information that has been voluntarily disclosed to the public by Cerner (except where such public disclosure has been made by you without authorization) or that has been independently developed and disclosed without confidentiality protections by others, or that otherwise enters the public domain through lawful means.

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CONFLICTING ORGANIZATION means any person or organization engaged (or planning to become engaged) in research, development, installation, marketing, selling or servicing with respect to a Conflicting Solution.
CONFLICTING SOLUTION means any solution, product, process or service which is the same as, similar to, or competes with any Cerner solution, product, process or service with which you worked or supervised, directly or indirectly, during the last three (3) years of your employment by Cerner, or about which you have acquired Confidential Information or which you developed, authored or conceived, in whole or in part, at any time during your past or future employment by Cerner.
DISABILITY means a physical or mental illness, as determined by an accredited physician, which causes you to be unable to perform your duties hereunder for ninety (90) consecutive days, or for an aggregate of ninety (90) days during any period of twelve (12) consecutive months.
GOOD REASON means (1) the material reduction of your authority, duties and job responsibilities (except for such subordination in duties and job responsibilities as may normally be required due to Cerner’s change from an independent business entity to a subsidiary or division of another corporate entity), including, without limitation, a change in your reporting structure such that you no longer report to the Board of Directors or if you are no longer serving as Chief Executive Officer of the business enterprise that constituted Cerner prior to the Change in Control, (2) a reduction in your annual salary and cash bonus opportunity to an amount below 100% of the salary and cash bonus opportunity in effect prior to the Change in Control, or (3) the relocation of the principal location in which you are required to perform your duties hereunder to more than twenty-five (25) miles from the Kansas City metropolitan area.
NEW SOLUTIONS AND IDEAS means discoveries, computer programs, improvements, works of authorship, designs, methods, ideas, solutions and products (whether or not they are described in writing, reduced to practice, patentable or copyrightable) which results from any work performed by you for Cerner, or involve the use of any Cerner equipment, supplies, facilities or Confidential Information, or relate directly to the business of Cerner, or relate to Cerner’s actual or demonstrably anticipated research or development.
SUPPLIER means any actual or potential licensor, vendor, supplier, contractor, agent, consultant or other purveyor of products or services to Cerner.

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APPENDIX B
SUMMARY OF ATTACHMENTS
The following documents are incorporated as attachments to this Employment Agreement.

Attachment	Description
I	Termination Statement
II	Claims Review Procedures

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ATTACHMENT I
TERMINATION STATEMENT
I represent that I have complied with and will continue to comply with all of the provisions of the Cerner Executive Employment Agreement entered into between Cerner Corporation and me on the 10th day of November, 2005 in that:
1.	I have not improperly disclosed or otherwise misused any Confidential Information covered by such Agreement. I shall continue to comply with all the continuing terms of the Agreement, including but not limited to the non-disclosure and (for the required term) non-compete and non-solicit provisions, and also including but not limited to the reporting of any New Solutions and Ideas conceived or made by me as covered by the Agreement.

2.	I do not have in my possession, nor have I taken with me or failed to return, any records, plans, information, drawings, designs, documents, computer programs or software, manuals, formulae, statistics, correspondence, client or supplier lists, specifications, blueprints, reproductions, sketches, notes, reports, proposals, or other documents or materials, or copies of them, or any equipment (including any laptops, computer equipment, office equipment, wireless telephone, pagers and/or other computer or communication devices provided to me by Cerner), credit cards or other property belonging to Cerner or its Clients or suppliers. I have returned to Cerner (or will return within 10 calendar days or earlier if requested by Cerner) all Confidential Information, as specified by such Agreement, and all correspondence and other writings. I have returned (or will return within 10 calendar days or earlier if requested by Cerner) all keys and other means of access to Cerner’s premises. Failure to return such Cerner Property as defined in Paragraph 6 of my Employment Agreement will result in any vacation pay and/or severance payments or benefits, if applicable, that is due to me under the terms of Cerner’s vacation policy or my Employment Agreement to be withheld until the return to Cerner of all such Cerner Property. In addition, if I fail to return such Cerner Property, then any equity incentive awards I am entitled to under my Employment Agreement will cease to vest, I will reimburse Cerner the amount of any severance payments delivered to me by Cerner, and I will forfeit to Cerner all equity incentive awards (or the proceeds of exercised awards) that are then vested.

3.	I understand that, with regard to all provisions of my Employment Agreement relating to non-disclosure, non-solicitation, confidentiality of information and New Solutions and Ideas, such provisions shall not cease as of this termination but shall continue in full force and effect in perpetuity or as otherwise indicated within such Employment Agreement. In compliance with my Employment Agreement, I shall continue to preserve as confidential all Confidential Information as defined in such Employment Agreement.

4.	I understand that upon my breach of Paragraphs 2, 3, 4 or 6 of my Employment Agreement, Cerner’s obligation, if any, to deliver severance payments and benefits under Paragraph 1(E) of my Employment Agreement, and the vesting of any equity incentive awards described in Paragraph 1(E) of my Employment Agreement will cease

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immediately, I will reimburse Cerner the amount of severance payments delivered to me by Cerner prior to such breach by me, and I will forfeit to Cerner all equity incentive awards (or the proceeds of exercised awards) that vested after termination or resignation of my employment with Cerner and prior to my breach.

Executive Signature Printed Name

Date

Termination Date

Cerner Corporation

By

Title

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ATTACHMENT II
CLAIMS REVIEW PROCEDURES
     In the event that any benefits payable under the terms of this Executive Employment Agreement shall become subject to the Employer Retirement Income Securities Act (“ERISA”), the following claims procedure shall apply to all such benefits (but shall not apply to any benefits that are not subject to ERISA):
     I. Initial Claims.
     If benefits under this Agreement become due, Cerner will notify you as to the amount of benefits you are entitled to, the duration of such benefit, the time the benefit is to commence and other pertinent information concerning your benefit. If you have been denied a benefit under the Agreement, or if you feel that the benefit which has been given to you is not accurate, you may file a claim with Cerner. If a claim for benefit is denied by Cerner, Cerner shall provide you with written or electronic notification of any adverse benefit determination within ninety (90) days after receipt of the claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written or electronic notice indicating the special circumstances and the date by which a final decision is expected to be rendered shall be furnished to you. In no event shall the period of extension exceed one hundred eighty (180) days after receipt of the claim. The notice of denial of the claim shall set forth:
(a)	The specific reason or reasons for the adverse determination;

(b)	Reference to the specific Agreement provisions on which the determination is based;

(c)	A description of any additional material or information necessary for you to perfect the claim, and an explanation of why such material or information is necessary; and

(d)	A description of the applicable review procedures and the time limits applicable to such procedures, including a statement of your right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.
     You (or your duly authorized representative) may review pertinent documents and submit issues and comments in writing to Cerner. If you fail to appeal such action to Cerner in writing within the prescribed period of time described in the next section, Cerner’s adverse determination shall be final, binding and conclusive.

Executive’s Initials

     II. Appeal.
     In the event of an adverse benefit determination, you may appeal the adverse determination by giving written notice to Cerner within 60 days after receipt of the notice of adverse benefit determination. Cerner may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The appeal procedure shall:
(a)	Provide you at least 60 days following receipt of a notification of an adverse benefit determination within which to appeal the determination;

(b)	Provide you the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

(c)	Provide that you shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits; and

(d)	Provide for a review that takes into account all comments, documents, records, and other information submitted by you relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
     The decision of Cerner shall be made within sixty (60) days after the receipt by Cerner of the notice of appeal, unless special circumstances require an extension of time for processing, in which case a decision of Cerner shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written or electronic notice of the extension shall be furnished to you prior to the commencement of the extension. The decision of Cerner shall be provided in written or electronic form to you and shall include the following:
(a)	The specific reason or reasons for the adverse determination;

(b)	Reference to the specific Agreement provisions on which the benefit determination is based;

(c)	A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to DOL regulation section 2560.503-1(m)(8); and

(d)	A statement describing any voluntary appeal procedures (if any) that may be available and your right to obtain the information about such procedures, and a statement of your right to bring an action under ERISA section 502(a).

Executive’s Initials